EXHIBIT 12(b)

I, Sean Dranfield, President and I, Scott E. Volk, Treasurer of the Henderson Global Funds (the "Trust"), each certify that:

1. The Form N-CSR of the Trust for the period ended June 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By:      /s/ Sean Dranfield
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         Sean Dranfield
         President (principal executive officer) of Henderson Global Funds

Date:    August 27, 2008


By:      /s/ Scott E. Volk
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         Scott E. Volk
         Treasurer (principal financial officer) of Henderson Global Funds

Date:    August 27, 2008